Exhibit 99.1

Fly-E Group, Inc. Announces Third Quarter and Nine Months Financial Results of Fiscal Year 2025

New York, NY, February 20, 2025 /PRNewswire/ -- Fly-E Group, Inc. (Nasdaq: FLYE) (“Fly-E” or the “Company”), an electric vehicle company engaged in designing, installing, selling, and renting smart electric motorcycles, electric bikes, electric scooters, and related accessories, today announced its unaudited financial results for the third quarter and nine months of fiscal year 2025 ended December 31, 2024.

Selected Third Quarter Financial Results

●	Revenue: $5.7 million, compared with $7.4 million in third quarter of fiscal year 2024.

●	Gross profit: $2.6 million, compared with $3.0 million in third quarter of fiscal year 2024.

●	Total operating expense: $3.5 million, compared with $2.8 million in third quarter of fiscal year 2024.

●	Net loss: $0.7 million, or $0.03 per share, compared with net income of $20,889, or $0.001 per share, in third quarter of fiscal year 2024.

Mr. Zhou (Andy) Ou, Chairman and Chief Executive Officer of Fly-E, remarked, “During the third quarter and nine months of fiscal year 2025, we remained focused on strategic execution to drive long-term growth, despite temporary fluctuations in consumer sentiment due to recent battery accidents. We achieved a gross margin of 45.1% in the third quarter of fiscal year 2025, an uptick from 39.0% in the same period last year. On the market front, we are proud to participate in the New York City Department of Transportation’s Trade-In Program, which launched in January 2025. Our Fly-11 PRO was selected as the official model for this $2 million initiative, reinforcing our commitment to safety and high-quality standards. We are actively working alongside government agencies to promote this program and ensure safer mobility solutions for food delivery workers.”

Mr. Ou added, “Looking ahead, we are committed to innovation and diversification to drive long-term growth. We plan to expand our product portfolio and integrate advanced technologies to enhance performance, safety, and user experience. Additionally, we will strengthen our brand influence through international trade shows, strategic partnerships, and increased digital marketing investments. With a focus on driving innovation and ensuring safe and seamless customer experience, we are confident in our ability to navigate market challenges and improve our results of operations.”

Third Quarter of Fiscal Year 2025 Financial Results

Net revenues were $5.7 million in the third quarter of fiscal year 2025, a decrease of 23.6%, from $7.4 million in the same period last year. The decrease in net revenues was primarily due to the decrease in sales volume by 3,511 units, from 13,500 units sold for the three months ended December 31, 2023, to 9,989 units sold for the three months ended December 31, 2024.

Retail sales revenue was $4.9 million in the third quarter of fiscal year 2025, a decrease of 21.9%, from $6.3 million in the same period last year. Wholesale revenue was $0.7 million in the third quarter of fiscal year 2025, compared to $1.1 million in the same period last year. Rental services revenue was $48,961 in the third quarter of fiscal year 2025. The Company did not generate revenue from rental services in the third quarter of fiscal year 2024. The decrease in retail sales revenue is mainly due to recent lithium-battery accidents involving E-Bikes and E-Scooters. With an increasing number of lithium-battery explosion incidents in New York, customers are less inclined to purchase E-Bikes. Consequently, the management believes that sales have declined as customers opt for oil-powered vehicles over electric vehicles. The decrease in wholesales revenue was driven primarily by the decrease in orders from the top two customers who closed their retail stores in December 2023.

Cost of Revenues

Cost of revenues was $3.1 million in the third quarter of fiscal year 2025, a decrease of 30.0%, from $4.5 million in the same period last year. The decrease in cost of revenues was primarily attributable to a reduction in units sold, which declined by 3,511 units, from 13,500 units sold for the three months ended December 31, 2023, to 9,989 units sold for the three months ended December 31, 2024.

Gross Profit

Gross profit was $2.6 million in the third quarter of fiscal year 2025, a decrease of 13.9%, from $3.0 million in the same period last year. Gross margin was 45.1% in the third quarter of fiscal year 2025, increased from 39.0% in the same period last year.

Total Operating Expenses

Total operating expenses were $3.5 million in the third quarter of fiscal year 2025, an increase of 26.0%, from $2.8 million in the same period last year. The increase in operating expenses was attributable to the increase in the Company’s payroll expenses, rent expenses, advertising expenses, professional fees, and insurance expenses as the Company expanded its business.

●	Selling expenses were $1.9 million in the third quarter of fiscal year 2025, compared to $1.9 million in the same period last year. Selling expenses primarily consist of payroll expenses, rent, utilities expenses, and advertising expenses of retail stores. Total payroll expenses were $0.9 million for the third quarter of fiscal year 2025, compared to $0.5 million for the same period last year. Rent expenses were $0.7 million for the third quarter of fiscal year 2025, compared to $0.7 million for the same period last. Advertising expenses were $32,681 for the third quarter of fiscal year 2025, compared to $6,629 for the same period last year. The increase in these expenses was primarily due to the increased number of new employees hired for repair and maintenance business operation in the third quarter of fiscal year 2025. Total commission expenses were nil for the third quarter of fiscal year 2025, compared to $0.6 million for the same period last year. The decrease in the commission expenses was primarily due to the Company’s discontinuation of marketing referral expenses for promotions as of January 1, 2024.

●	General and administrative expenses were $1.6 million in the third quarter of fiscal year 2025, increased from $0.8 million in the same period last year. Professional fees increased to $0.4 million for the third quarter of fiscal year 2025, compared to $0.3 million for the same period last year, primarily attributable to the increase in audit fee, consulting fee, legal fee and IR expenses associated with ongoing reporting obligations. Payroll expenses increased to $0.4 million for the third quarter of fiscal year 2025 from $0.2 million for the same period last year, primarily due to additional employees hired in operation departments. Insurance expenses increased to $0.3 million for the third quarter of fiscal year 2025, compared to $35,050 for the same period last year as a result of purchase of the directors and officers liability insurance after initial public offering in the third quarter of fiscal year 2025. The development fee increased to $0.1 million for the third quarter of fiscal year 2025 from nil for the same period last year. The increase in development fee was primarily due to the increasing development fee of Fly E-Bike app and the increasing maintenance fee of Go Fly App.

Net Income (Loss)

Net loss was $0.7 million in the third quarter of fiscal year 2025, compared to net income of $20,889 in the same period last year.

Basic and Diluted Earnings (Losses) per Share

Basic and diluted losses per share were $0.03 in the third quarter of fiscal year 2025, compared to basic and diluted earnings per share of $0.001 in the same period last year.

EBITDA

EBITDA was negative $0.8 million in the third quarter of fiscal year 2025, compared to positive EBITDA of $0.2 million in the same period last year.

Nine Months Ended December 31, 2024 Financial Results

Net Revenues

Net revenues were $20.4 million for the nine months ended December 31, 2024, a decrease of 15.2%, from $24.0 million for the same period last year. The decrease in net revenues was driven primarily by a decrease in total units sold, which decreased by 7,578 units, from 49,503 units for the nine months ended December 31, 2023 to 41,925 units for the nine months ended December 31, 2024.

Retail sales revenue was $17.7 million for the nine months ended December 31, 2024, a decrease of 7.9%, from $19.2 million for the same period last year. Wholesale revenue was $2.6 million for the nine months ended December 31, 2024, a decrease of 45.5% from $4.8 million for the same period last year. Rental services revenue was $48,961 for the nine months ended December 31, 2024. The Company did not generate revenue from rental services for the nine months ended December 31, 2023. The decrease in retail sales revenue is mainly due to recent lithium-battery accidents involving E-Bikes and E-Scooters. With an increasing number of lithium-battery explosion incidents in New York, customers are less inclined to purchase E-Bikes. Consequently, sales have declined as customers opt for oil-powered vehicles over electric vehicles. The decrease in wholesales revenue was driven primarily by the closure of stores by the top two customers who closed their stores in December 2023 due to lack of profitability.

Cost of Revenues

Cost of revenues was $11.8 million for the nine months ended December 31, 2024, a decrease of 19.0%, from $14.6 million for the same period last year. The decrease in cost of revenues was primarily attributable to more favorable pricing obtained from the Company’s suppliers, particularly for batteries, as well as a reduction in battery sales volume, as discussed previously. These factors collectively contributed to the overall decrease in cost of revenues. The unit cost for battery decreased by 25%, from $121 in the nine months ended December 31, 2023, to $91 in the nine months ended December 31, 2024.

Gross Profit

Gross profit was $8.6 million for the nine months ended December 31, 2024, a decrease of 9.4%, from $9.5 million for the same period last year. Gross margin was 42.0% for the nine months ended December 31, 2024, increased from 39.3% for the same period last year.

Total Operating Expenses

Total operating expenses were $10.8 million for the nine months ended December 31, 2024, an increase of 45.5%, from $7.4 million for the same period last year. The increase in operating expenses was attributable to the increase in the Company’s payroll expenses, rent expenses, meals and entertainment expenses, professional fees, and development expenses as the Company expanded its business.

●	Selling expenses were $5.6 million for the nine months ended December 31, 2024, compared to $4.6 million for the same period last year. Selling expenses primarily consist of payroll expenses, rent, utilities expenses, and advertising expenses of retail stores. Total payroll expenses were $2.5 million for the nine months ended December 31, 2024, compared to $1.3 million for the same period last year. Rent expenses were $2.2 million for the nine months ended December 31, 2024, compared to $1.7 million for the same period last year. Utilities expenses were $0.2 million for the nine months ended December 31, 2024, compared to $0.1 million for same period last year. Advertising expenses were $0.2 million for the nine months ended December 31, 2024, compared to $32,695 for the same period last year. The increase in these expenses was primarily due to the increased number of new employees hired for business operations in the nine months ended December 31, 2024. Total commission expenses were $9,980 for the nine months ended December 31, 2024, compared to $1.1 million for the same period last year. The decrease in the commission expenses was primarily due to the Company’s discontinuation of marketing referral expenses for promotions as of January 1, 2024.

●	General and administrative expenses were $5.2 million for the nine months ended December 31, 2024, compared to $2.8 million for the same period last year. Professional fees increased to $1.7 million for the nine months ended December 31, 2024, compared to $0.7 million for the same period last year, primarily attributable to the increase in audit fee, consulting fee, legal fee and IR expenses associated with the Company’s initial public offering and ongoing reporting obligations. Payroll expenses increased to $1.2 million for the nine months ended December 31, 2024 from $0.7 million for the same period last year primarily due to additional employees hired in operation and accounting departments. Insurance expenses increased to $0.8 million for the nine months ended December 31, 2024, compared to $0.1 million for the same period of prior year as a result of purchase of directors and officers liability insurance after initial public offering in the nine months ended December 31, 2024. Software development fee increased to $0.4 million for the nine months ended December 31, 2024, compared to $0.1 million for the same period in prior year due to the increasing development fee of Fly E-Bike app and the increasing maintenance fee of Go Fly App.

Net Income (Loss)

Net loss was $2.0 million for the nine months ended December 31, 2024, compared to net income of $1.2 million for the same period last year.

Basic and Diluted Earnings (Losses) per Share

Basic and diluted losses per share were $0.08 for the nine months ended December 31, 2024, compared to basic and diluted earnings per share of $0.05 for the same period last year.

EBITDA

EBITDA was negative $1.9 million for the nine months ended December 31, 2024, compared to positive EBITDA of $2.2 million for the same period last year.

Financial Condition

As of December 31, 2024, the Company had cash of $1.4 million.

Net cash used in operating activities was $9.4 million for the nine months ended December 31, 2024, compared to net cash provided by operating activities of $1.7 million for the same period last year.

Net cash used in investing activities was $2.8 million for the nine months ended December 31, 2024, compared to $1.0 million for the same period last year.

Net cash provided by financing activities was $12.2 million for the nine months ended December 31, 2024, compared to $30,550 for the same period last year.

Business Update

In January 2025, the New York City Department of Transportation (“NYC DOT”) launched a $2 million trade-in program, allowing eligible food delivery workers to replace their unsafe e-bikes, e-mobility devices, and batteries with UL certified, high-quality versions. The Company’s Fly-11 PRO was chosen as the official model of NYC DOT and participates in this program. The Company has also been actively cooperating with the government to provide information and promote the model.

About Fly-E Group, Inc.

Fly-E Group, Inc. is an electric vehicle company that is principally engaged in designing, installing, selling, and renting smart electric motorcycles, electric bikes, electric scooters and related accessories under the brand “Fly E-Bike.” The Company’s commitment is to encourage people to incorporate eco-friendly transportation into their active lifestyles, ultimately contributing towards building a more environmentally friendly future. For more information, please visit the Company’s website: https://investors.flyebike.com.

Non-GAAP Financial Measures

To supplement the Company’s financial information presented in accordance with the generally accepted accounting principles in the United States (the “U.S. GAAP”), management periodically uses certain “non-GAAP financial measures,” as such term is defined under the rules of the SEC, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with U.S. GAAP. For example, non-GAAP measures may exclude the impact of certain items such as acquisitions, divestitures, gains, losses and impairments, or items outside of management’s control. Management believes that the following non-GAAP financial measure provides investors and analysts useful insight into its financial position and operating performance. Any non-GAAP measure provided should be viewed in addition to, and not as an alternative to, the most directly comparable measure determined in accordance with U.S. GAAP. Further, the calculation of these non-GAAP financial measures may differ from the calculation of similarly titled financial measures presented by other companies and therefore may not be comparable among companies.

The Company uses EBITDA (earnings before interest, taxes, depreciation, and amortization) to evaluate its operating performance. The Company believes EBITDA provides additional insight into its underlying, ongoing operating performance and facilitates year-to-year comparisons by excluding the earnings impact of interest, tax, depreciation and amortization and that presenting EBITDA is more representative of its operational performance and may be more useful for investors.

The Company reconciles its non-GAAP financial measure to its net income, which is its most directly comparable financial measure calculated and presented in accordance with U.S. GAAP. EBITDA includes adjustments for provision for income taxes, as applicable, interest income and expense, depreciation, and amortization. EBITDA does not represent and should not be considered an alternative to net income as determined by U.S. GAAP, and its calculations thereof may not be comparable to those reported by other companies. The Company believes EBITDA is an important measure of operating performance and provides useful information to investors because it highlights trends in its business that may not otherwise be apparent when relying solely on U.S. GAAP measures and because it eliminates items that have less bearing on its operating performance. EBITDA, as presented herein, is a supplemental measure of its performance that is not required by, or presented in accordance with, U.S. GAAP. The Company uses non-GAAP financial measures as supplements to its U.S. GAAP results in order to provide a more complete understanding of the factors and trends affecting its business. EBITDA is a measure of operating performance that is not defined by U.S. GAAP and should not be considered a substitute for net (loss) income as determined in accordance with U.S. GAAP.

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct. The Company cautions investors that actual results may differ materially from the anticipated results, and that the forward-looking statements contained in this press release are subject to the risks set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the section under “Risk Factors” of its most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the SEC on June 28, 2024. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law.

For investor and media inquiries, please contact:

Fly-E Group, Inc.

Investor Relations Department

Email: ir@flyebike.com

Ascent Investor Relations LLC

Tina Xiao

Phone: +1-646-932-7242

Email: investors@ascent-ir.com

FLY-E GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. dollars, except for the number of shares)

	December 31, 2024	March 31, 2024
ASSETS
Current Assets
Cash	$1,367,248	$1,403,514
Accounts receivable	305,157	212,804
Accounts receivable – related parties	88,885	326,914
Inventories, net	8,605,628	5,364,060
Prepayments and other receivables	2,306,692	588,660
Prepayments and other receivables – related parties	171,057	240,256
Total Current Assets	12,844,667	8,136,208
Property and equipment, net	7,232,689	1,755,022
Security deposits	851,994	781,581
Deferred IPO costs	—	502,198
Deferred tax assets, net	895,206	35,199
Operating lease right-of-use assets	14,318,422	16,000,742
Intangible assets, net	560,125	36,384
Long-term prepayment for property	—	450,000
Long-term prepayment for software development– related parties	536,580	1,279,000
Total Assets	$37,239,683	$28,976,334

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$1,277,716	$1,180,796
Short-term loan payables	4,909,982	—
Current portion of long-term loan payables	99,079	1,213,242
Accrued expenses and other payables	432,469	925,389
Other payables – related parties	—	92,229
Operating lease liabilities – current	3,151,171	2,852,744
Taxes payable	—	1,530,416
Total Current Liabilities	9,870,417	7,794,816
Long-term loan payables	2,090,734	412,817
Operating lease liabilities – non-current	12,153,196	13,986,879
Total Liabilities	24,114,347	22,194,512

Commitment and Contingencies

Stockholders’ Equity
Preferred stock, $0.01 par value, 4,400,000 shares authorized and nil outstanding as of December 31, 2024 and March 31, 2024*	—	—
Common stock, $0.01 par value, 44,000,000 shares authorized and 24,587,500 shares outstanding as of December 31, 2024 and 22,000,000 shares outstanding as of March 31, 2024*	245,875	220,000
Additional Paid-in Capital	10,744,024	2,400,000
Shares Subscription Receivable	(219,998)	(219,998)
Retained Earnings	2,388,806	4,395,649
Accumulated other comprehensive loss	(33,371)	(13,829)
Total FLY-E Group, Inc. Stockholders’ Equity	13,125,336	6,781,822
Total Liabilities and Stockholders’ Equity	$37,239,683	$28,976,334

*	Shares and per share data are presented on a retroactive basis to reflect the stock split completed on April 2, 2024.

FLY-E GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE (LOSS) INCOME

(Expressed in U.S. dollars, except for the number of shares)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2024	2023	2024	2023
Revenues	$5,678,010	$7,428,212	$20,375,842	$24,034,397
Cost of Revenues	3,116,940	4,455,399	11,810,684	14,577,570
Gross Profit	2,561,070	2,972,813	8,565,158	9,456,827

Operating Expenses
Selling Expenses	1,943,633	1,935,498	5,597,563	4,637,043
General and Administrative Expenses	1,557,716	843,326	5,184,432	2,773,626
Total Operating Expenses	3,501,349	2,778,824	10,781,995	7,410,669
Income (Loss) from Operations	(940,279)	193,989	(2,216,837)	2,046,158

Other Expenses, net	(16,699)	(53,824)	(64,110)	(24,123)
Interest Expenses, net	(155,673)	(31,558)	(247,550)	(82,150)
Income (Loss) Before Income Taxes	(1,112,651)	108,607	(2,528,497)	1,939,885
Income Tax Benefit (Expense)	428,164	(87,718)	521,654	(731,997)
Net Income (Loss)	$(684,487)	$20,889	$(2,006,843)	$1,207,888

Other Comprehensive Income (Loss)
Foreign currency translation adjustment	(22,516)	3,101	(19,542)	3,101
Total Comprehensive Income (Loss)	$(707,003)	$23,990	$(2,026,385)	$1,210,989

Earnings (Losses) per Share*	$(0.03)	$0.001	$(0.08)	$0.05
Weighted Average Number of Common Stock
– Basic and Diluted*	24,587,500	22,000,000	23,946,578	22,000,000

*	Shares and per share data are presented on a retroactive basis to reflect the stock split completed on April 2, 2024.

FLY-E GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in U.S. dollars, except for the number of shares)

	For the Nine Months Ended December 31,
	2024	2023
Cash flows from operating activities
Net (loss) income	$(2,006,843)	$1,207,888
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation expense	310,910	203,788
Amortization expense	30,831	782
Deferred income taxes (benefits) expenses	(860,007)	225,506
Amortization of operating lease right-of-use assets	2,404,092	1,798,832
Inventories reserve	678,157	287,946
Changes in operating assets and liabilities:
Accounts receivable	(92,353)	(198,720)
Accounts receivable – related parties	238,029	(230,149)
Inventories	(3,985,343)	(1,827,543)
Prepayments and other receivables	(1,772,605)	(310,727)
Prepayments for operation services to related parties	(105,000)	—
Security deposits	(70,413)	(395,867)
Accounts payable	96,920	2,287,560
Accrued expenses and other payables	(492,920)	233,082
Operating lease liabilities	(2,257,028)	(1,651,005)
Taxes payable	(1,530,416)	112,614
Net cash (used in) provided by operating activities	(9,413,989)	1,743,987

Cash flows from investing activities
Purchases of equipment	(1,618,290)	(503,772)
Purchase of software from a related party	(500,000)	—
Prepayment for purchasing software from a related party	(892,580)	(350,000)
Repayment from a related party	660,256	—
Advance to a related party	(486,057)	—
Payments of property rights	—	(109,532)
Net cash used in investing activities	(2,836,671)	(963,304)

Cash flows from financing activities
Advance to a related party	—	(111,500)
Borrowing from loan payables	7,086,099	845,000
Repayments of loan payables	(3,632,031)	(362,583)
Repayments on other payables - related parties	(92,229)	(200,249)
Payments of related party loan	—	(150,000)
Capital Contributions from Stockholders	—	136,370
Payments of IPO cost	(282,403)	(126,488)
Net proceeds from issuance of common stock - IPO	9,154,500	—
Net cash provided by financing activities	12,233,936	30,550
Net changes in cash	(16,724)	811,233
Effect of exchange rate changes on cash	(19,542)	3,101
Cash at beginning of the period	1,403,514	358,894
Cash at the end of the period	$1,367,248	$1,173,228

Supplemental disclosure of cash flow information
Cash paid for interest expense	$227,679	$82,150
Cash paid for income taxes	$1,940,778	$435,881

Supplemental disclosure of non-cash investing and financing activities
Settlement of accounts payable by related parties	$—	$50,000
Settlement of accounts payable by capital contribution	$—	$2,263,630
Purchase of vehicle funded by loan	$219,668	$34,974
Purchase of office funded by loan	$1,800,000	$—
Purchase software and office by using previous prepayments	$2,085,000	$—
Purchase property rights by using previous prepayments	$54,572
Properties used for rental services	$65,618
Deferred IPO cost recognized as additional paid-in capital	$502,198	$—
Termination of operating lease right-of-use assets and operating lease liabilities	$(863,513)	$—
Right-of-use assets obtained in exchange for operating lease liabilities	$1,585,285	$3,579,568

EBITDA

The following table sets forth the components of our EBITDA for the three months ended December 31, 2024 and 2023:

	For the Three Months Ended December 31,
	2024	2023	Change	Percentage Change
(Loss) Income from Operations	$(684,487)	$20,889	$(705,376)	(3376.8)%
Income Tax (Benefit) Expense	(428,164)	87,718	(515,882)	(588.1)%
Depreciation	130,000	13,229	116,771	882.7%
Interest Expenses	155,673	31,558	124,115	393.3%
Amortization	21,985	—	21,985	100.0%
EBITDA	$(804,993)	$153,394	$(958,387)	(624.8)%
Percentage of Revenue	(14.2)%	2.1%		(16.2)%

The following table sets forth the components of our EBITDA for the nine months ended December 31, 2024 and 2023:

	For the Nine Months Ended December 31,
	2024	2023	Change	Percentage Change
(Loss) Income from Operations	$(2,006,843)	$1,207,888	$(3,214,731)	(266.1)%
Income Tax (benefit) provision	(521,654)	731,997	(1,253,651)	(171.3)%
Depreciation	310,910	203,788	107,122	52.6%
Interest Expenses	247,550	82,150	165,400	201.3%
Amortization	30,831	—	30,831	100.0%
EBITDA	$(1,939,206)	$2,225,823	$(4,165,029)	(187.1)%
Percentage of Revenue	(9.5)%	9.3%		(18.8)%